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                                                                   EXHIBIT 23(b)




                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 for the registration of 500,000 Common Shares pertaining to the Lincoln Electric Holdings, Inc. Stock Option Plan for Non-Employee Directors of our report dated February 1, 2000, with respect to the consolidated financial statements and schedule of Lincoln Electric Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                Ernst & Young LLP


Cleveland, Ohio
November 10, 2000



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